UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: December 10, 2003

(Date of earliest event reported)

LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16220 Wood-Red Road, N.E. Woodinville, Washington 98072
(Address of principal executive offices, including zip code)

(425) 892-6500
(Registrant’s telephone number, including area code)

Mackie Designs Inc.
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On December 10, 2003, Mackie Designs (Netherlands) B.V. (“Mackie Netherlands”), a wholly-owned subsidiary of LOUD Technologies Inc. (“LOUD” or the “Company”), sold all of the shares of Mackie Designs (Italy) S.p.A. (“Mackie Italy”), a wholly-owned subsidiary of Mackie Netherlands, to Knight Italia S.p.A (“Knight Italia”) for a nominal amount, pursuant to an Agreement by and among the Company, Mackie Netherlands and Knight Italia.

Prior to the sale, Mackie Netherlands filed to put Mackie Italy into a Concordato Preventivo, an Italian form of court-supervised liquidation (the “Concordato”). Knight Italia has made an irrevocable offer to the court to lease or purchase the former Mackie Italy factory in Reggio Emilia, Italy, the RCF brand name and significant other Italian-based assets. The Company has fulfilled its obligation under the Concordato filing to purchase approximately $620,000 of finished inventory that is usable immediately by the Company.  The Concordato filing is subject to approval by a majority of the creditors, which is expected to be received in 2004.

 None of the Company, its affiliates, the Company’s directors or officers, or any associates of its directors’ or officers’ has any material relationship with Knight Italia.

The disposition is reflected in the Company’s unaudited pro forma financial information filed with this report under Item 7.

Item 7.    Financial Statements and Exhibits

(a)           Financial statements of businesses acquired

Not applicable.

(b)                                  Pro forma financial information

In connection with the sale of shares referred to in Item 2. above, LOUD expects to record  a loss in the fourth quarter of 2003 of approximately $1 million including non-recurring charges or credits attributable to the transaction.

The following unaudited pro forma condensed consolidated financial information is being filed herewith to illustrate the effects of the sale on the historical financial position and operating results of LOUD:

•                  Unaudited Pro Forma Condensed Consolidated Balance Sheets at September 30, 2003

•                  Unaudited Pro Forma Consolidated Statements of Operations for the Nine Months Ended September 30, 2003

•                  Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2003

•                  Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The pro forma financial information represents, in the opinion of management, all adjustments necessary to present LOUD’s pro forma results of operations and financial position in accordance with Article 11 of the United States Securities and Exchange Commission (“SEC”) Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances. The pro forma results of operations excludes the loss on the disposition described above, expected to be approximately $1 million, including non-recurring charges or credits attributable to the transaction.

The pro forma condensed consolidated financial statements should be read in conjunction with LOUD’s unaudited consolidated financial statements and notes thereto included in LOUD’s Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2003 and audited consolidated financial statements and notes thereto included in LOUD’s Annual Report on Form 10-K for the year ended December 31, 2002. The pro forma information may not necessarily be indicative of what LOUD’s financial position or results of operations would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of LOUD’s results of operation or financial position for any future period or date.

LOUD Technologies Inc.

Pro Forma Balance Sheets

(Unaudited)

The following table shows the unaudited pro forma condensed consolidated balance sheets at September 30, 2003 as if the Disposition had taken place on that date.

In thousands	(a) Historical	(b) Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash	$425	$(18	)(1)	$407
Accounts receivable	29,229	(11,335	)(1)	17,894
Inventories	36,534	(14,753	)(1)	21,781
Prepaid expenses and other current assets	4,550	(1,567	)(1)	2,983
Total current assets	70,738	(27,673)		43,065

Property, plant and equipment, net	18,073	(8,635	)(1)	9,438
Intangible assets, net	5,658	—	(1)	5,658
Other assets, net	1,066	(770	)(1)	296

Total assets	$95,535	$(37,078)		$58,457

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$26,670	$(15,798	)(1)	$10,872
Accounts payable and accrued liabilities	32,118	(14,891	)(1)	17,227
Payable to Mackie Designs Italy	—	7,968	(2)	7,968
Current portion of long-term debt and long-term debt callable under covenant provisions	14,052	(582	)(1)	13,470
Total current liabilities	72,840	(23,303)		49,537

Long-term debt, excluding current portion	10,705	(7,230	)(1)	3,475
Employee and other liabilities	6,335	(5,782	)(1)	553
Total liabilities	89,880	(36,315)		53,565

Commitments and contingencies

Shareholders’ equity:
Common stock	33,985	—		33,985
Accumulated deficit	(27,322)	(1,661)		(28,983)
Accumulated other comprehensive loss	(1,008)	898		(110)
Total shareholders’ equity	5,655	(763	)(3)	4,892

Total liabilities and shareholders’ equity	$95,535	$(37,078)		$58,457

(a)       Reflects LOUD’s historical financial position at September 30, 2003.

(b)       Pro Forma adjustments to record the disposition as of September 30, 2003.

(1)       Book value of assets and liabilities of Mackie Designs Italy.

(2)       Accounts payable owed by LOUD to Mackie Designs Italy.

(3)       Loss recognized on the transaction, as if the disposition occurred on September 30, 2003.

LOUD Technologies Inc.

Pro Forma Statements of Operations

(Unaudited)

The following table shows the unaudited pro forma consolidated results of operations for the nine months ended September 30, 2003 as if the Disposition had taken place on January 1, 2002.

In thousands	(a) Historical	(b) Pro Forma Adjustments	Pro Forma

Net sales	$124,405	$(22,549)	$101,856
Cost of sales	97,777	(19,099)	78,678
Gross profit	26,628	(3,450)	23,178

Operating expenses:
Selling, general and administrative	32,804	(6,001)	26,803
Research and development	6,336	(754)	5,582
Restructuring costs	1,610	(329)	1,281
Total operating expenses	40,750	(7,084)	33,666

Operating loss	(14,122)	3,634	(10,488)

Other income (expense):
Interest income	186	(153)	33
Interest expense	(3,129)	1,032	(2,097)
Other	1,275	62	1,337
Total other income (expense)	(1,668)	941	(727)

Loss before income taxes	(15,790)	4,575	(11,215)

Provision (benefit) for income taxes	160	(514)	(354)

Net loss	$(15,950)	$5,089	$(10,861)

Basic and diluted net loss per share	$(0.82)		$(0.60)

Weighted average number of common shares shares outstanding - basic and diluted	19,555		19,555

(a)	Reflects the results of operations of LOUD for the nine months ended September 30, 2003.

(b)	Pro forma adjustments to record the effect of the disposition for the nine months ended September 30, 2003.
Pro forma adjustments were based on the specifically identifiable actual operating results of the disposed business.

LOUD Technologies Inc.

Pro Forma Statements of Operations

(Unaudited)

The following table shows the unaudited pro forma consolidated results of operations for the year ended December 31, 2002 as if the Disposition had taken place on January 1, 2002.

In thousands	(a) Historical	(b) Pro Forma Adjustments	Pro Forma

Net sales	$188,002	$(28,640)	$159,362
Cost of sales	141,321	(19,819)	121,502
Gross profit	46,681	(8,821)	37,860

Operating expenses:
Selling, general and administrative	51,243	(7,876)	43,367
Research and development	10,846	(530)	10,316
Impairment of goodwill and other long-lived assets	15,829	—	15,829
Total operating expenses	77,918	(8,406)	69,512

Operating loss	(31,237)	(415)	(31,652)

Other income (expense):
Interest income	345	(325)	20
Interest expense	(3,803)	1,359	(2,444)
Other	873	459	1,332
Total other income (expense)	(2,585)	1,493	(1,092)

Loss before income taxes and cumulative effect of a change in accounting principle	(33,822)	1,078	(32,744)

Provision (benefit) for income taxes	(1,834)	(860)	(2,694)

Loss before cumulative effect of a change in accounting principle	(31,988)	1,938	(30,050)

Cumulative effect of a change in accounting principle	(5,940)	5,940	—

Net loss	$(37,928)	$7,878	$(30,050)

Basic and diluted net loss per share:

Loss before cumulative effect of a change in accounting principle	$(2.56)		$(2.41)

Cumulative effect of a change in accounting principle	(0.48)		—

Basic and diluted net loss per share	$(3.04)		$(2.41)

Weighted average number of common shares shares outstanding - basic and diluted	12,489		12,489

(a)	Reflects the results of operations of LOUD for the year ended December 31, 2002.

(b)	Pro forma adjustments to record the effect of the disposition for the year ended December 31, 2002.
Pro forma adjustments were based on the specifically identifiable actual operating results of the disposed business.

(c)           Exhibits

Exhibit No.	Exhibit Description

2.8	Agreement by and among LOUD Technologies Inc., Mackie Designs (Netherlands) B.V. and Knight Italia S.p.A.(1)
2.9	Irrevocable Offer Letter from Knight Italia S.p.A.(1)
2.10	Irrevocable Offer Letter from LOUD Technologies Inc.(1)
2.11	Concordato Preventivo Petition dated as of December 6, 2003 by Mackie Designs (Italy) S.p.A.(1)(2)
99.1	Press Release — LOUD Technologies Announces the Sale of Its Italian-Based Operations and the Formation of a New “Commercial Systems” Group under the EAW Brand

(1) This Exhibit is an English working translation of an original document in Italian provided by Italian counsel.

(2) Upon request by the Securities Exchange Commission, the Registrant will furnish a copy of any omitted schedule or similar attachment from this Exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2003
LOUD Technologies Inc.

	By:	/s/ James T. Engen
James T. Engen
Chief Executive Officer and President